Exhibit 99.1

DERMTECH APPOINTS MARK AGUILLARD AS CHIEF COMMERCIAL OFFICER

SAN DIEGO – September 11, 2023 – DermTech, Inc. (NASDAQ: DMTK) (DermTech or the Company), a leader in precision dermatology enabled by a non-invasive skin genomics technology, today announced the appointment of Mark Aguillard as chief commercial officer effective September 19, 2023. Mr. Aguillard will lead DermTech’s overall commercial strategy and execution.

Commenting on Mr. Aguillard’s appointment, Bret Christensen, DermTech’s CEO said, “I’d like to welcome Mark to the team. We are confident that his demonstrated success and wide breadth of commercial and payer access experience will serve us well during this transformational period as we focus on generating reimbursed tests to grow revenue. Mark’s leadership will be important as we strive to integrate the DermTech Melanoma Test (DMT) into the melanoma care pathway.”

Mr. Aguillard said, “I’m excited to be leading the commercialization efforts for the DMT. Patient access is critical as we deploy our technology to evaluate suspicious pigmented lesions and potentially save lives. I’m impressed by DermTech’s accomplishments and I look forward to partnering with the team to accelerate revenue growth and scale the business to reach more patients.”

Mr. Aguillard is a proven commercial leader with over 20 years of experience driving growth through the development and commercialization of multiple, novel molecular diagnostics. Prior to joining the Company, he served as the chief commercial officer of Epic Sciences, where he led the development and launch of a novel liquid biopsy, DefineMBC, designed to personalize treatment for patients with metastatic breast cancer. Prior to joining Epic, Mr. Aguillard served in commercial leadership roles with Myriad Genetics, binx health, OmniSeq and Eli Lilly & Company directing sales, marketing, medical affairs, customer success and market access teams across oncology and women’s health. Mr. Aguillard received his Bachelor’s in Business Administration with a major in Finance from Texas Tech University
About DermTech

DermTech is a leading genomics company in dermatology and is creating a new category of medicine, precision dermatology, enabled by its non-invasive skin genomics technology. DermTech’s mission is to improve the lives of millions by providing non-invasive precision dermatology solutions that enable individualized care. DermTech provides genomic analysis of skin samples collected non-invasively using our Smart StickersTM. DermTech develops and markets products that facilitate the assessment of melanoma. For additional information, please visit www.dermtech.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of DermTech may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” "outlook," “anticipate,” “intend,” “plan,” “strive," “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations and evaluations with respect to: the performance, patient benefits, cost- effectiveness, commercialization and adoption of DermTech’s products and the market opportunity for these products; expectations regarding DermTech’s potential growth, scale, patient reach, financial outlook and future financial performance DermTech’s ability to increase its test volume, revenue and the proportion of reimbursed billable tests; and expectations regarding agreements with or reimbursement or cash collection patterns from government payers (including Medicare) or commercial payers and related billing practices or number of covered lives. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of DermTech and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against DermTech; (2) DermTech’s ability to obtain additional funding to develop and market its products; (3) the existence of favorable or unfavorable clinical guidelines for DermTech’s tests; (4) the reimbursement of DermTech’s tests by government payers (including Medicare) and commercial payers; (5) the ability of patients or healthcare providers to obtain coverage of or sufficient reimbursement for DermTech’s products; (6) DermTech’s ability to grow, manage growth and retain its key employees and maintain or improve its operating efficiency and reduce operating expenses; (7) changes in applicable laws or regulations; (8) the market adoption and demand for DermTech’s products and services together with the possibility that DermTech may be adversely affected by other economic, business, and/or competitive factors; and (9) other risks and uncertainties included in the “Risk Factors” section of the most recent Annual Report on Form 10-K filed by DermTech with the Securities and Exchange Commission (the “SEC”), and other documents filed or to be filed by DermTech with the SEC, including subsequently filed reports. DermTech cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward- looking statements, which speak only as of the date made. DermTech does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact
Steve Kunszabo
DermTech
(858) 291-1647
steve.kunszabo@dermtech.com